SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2008

OPTIONABLE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51837	52-2219407
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

95 Croton Avenue, Suite 32, Ossining, New York, 10562
(Address of principle executive offices)

(914) 773-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Marc Ross, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 18, 2008, a complaint was filed in the United States District Court for the Southern District of New York by the Commodity Futures Trading Commission (the “CFTC”) against Optionable, Inc. (the “Company”) current and former employees of the Company, including its former Chief Executive Officer and its current President, David Lee, a former Bank of Montreal (“BMO”) trader (“Lee”), and Robert Moore, a former executive managing director of BMO’s Commodity Derivatives Group.

The complaint alleges, among other things, that Lee, through the assistance of Moore, and employees of the Company, engaged in a scheme to mis-mark Lee’s natural gas options positions between at least May 2003 to May 2007, and mis-value other natural gas option positions from October 2006 until May 2007. The complaint further alleges that based upon the scheme, in April 2007, BMO announced anticipated losses of approximately C$350 million and C$450 million.

The CFTC alleges, among other things, violations of, Section 4c(b) of the Commodity Exchange Act, as amended (the “Act”) and Commission Regulations 33.10(a),(b) and (c). The CFTC seeks an order of permanent injunction restraining and enjoining, among others, the Company from directly or indirectly violating Section 6c(b) of the Act and Commission Regulations 33.10(a), (b) and (c). The CFTC further seeks an order directing, among others, the Company to pay civil monetary penalties in an amount not to exceed $120,000 or triple the monetary gain for each violation of the Act during the time period between October 23, 2000 and October 22, 2004. And $130,000 or triple the monetary gain for each violation of the Act on or after October 23, 2004.

The actual costs that will be incurred in connection with this action cannot be quantified at this time and will depend upon many unknown factors.

While the Company and its President intend to vigorously defend these matters, there exists the possibility of adverse outcomes that the Company cannot determine. These matters are subject to inherent uncertainties and management's view of these matters may change in the future.

The Company also understands that on November 18, 2008, a complaint was filed in the United States District Court for the Southern District of New York by the Securities and Exchange Commission (“SEC”) against Lee, Scott Connor, the Company’s current President and its former Chief Executive Officer. The Company was not named in the SEC complaint. Like the action brought by the CFTC, the complaint is based upon allegations that the defendants engaged in a scheme to overvalue Lee’s commodity derivates trading portfolio at BMO.

The SEC alleges causes of action against the Company’s President, Edward O’Connor, for violations of Sections 10(b), 13(a), 13(b)(2), 13(b)(5), Rules 13b2-2 and 13a-14 of the Securities and Exchange Act of 1934 (the “Exchange Act”), and Section 17(a) the Securities Act of 1933 (the “Securities Act”). The complaint seeks a permanent injunction against, among others, Mr. O’Connor and an order to pay civil penalties and disgorgement. The complaint also seeks an order prohibiting, among others, Mr. O’Connor from acting as an officer or director of a public company.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPTIONABLE, INC.

By:	/s/ Edward O’Connor
Edward O’Connor
President

Date: November 24, 2008